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FOR RELEASE AT 9:00 A.M., THURSDAY, AUGUST 17, 2000

COMPANY CONTACT:  EDSON R. ARNEAULT, PRESIDENT
                                    (304) 387-8300

                           MTR GAMING GROUP COMPLETES
                        $60 MILLION AMENDED AND RESTATED
                              CREDIT FACILITY WITH
                                WELLS FARGO BANK

         Chester, West Virginia, August 17, 2000: MTR Gaming Group, Inc. (NASDAQ: MNTG) today announced that the Company and its operating subsidiaries have completed an Amended and Restated Credit Agreement with a syndicate of banks led by Wells Fargo Bank, National Association, as Agent Bank, and PNC Bank, National Association, as Documentation Agent (the "Restated Facility"). The Restated Facility increases the line of credit from $38.5 million to $60 million. The Company will use additional borrowings to finance the ongoing expansion of its Mountaineer Racetrack & Gaming Resort in Chester, West Virginia and for general corporate purposes.

         The Restated Facility has a term of five years, calls for payments of interest only until the end of the term, continues to be secured by substantially all of the assets of the Company and its operating subsidiaries, and contains customary affirmative and negative covenants and events of default. The Company may elect to borrow at the London Interbank Offered Rate (LIBOR), plus a margin ranging from 1.5% to 2.5%. Alternatively, the Company may elect to borrow at either the Prime Rate or Federal Funds Rate, plus a margin ranging from 0.25% to 1.25%. The applicable margin added to the benchmark rates listed above will depend upon the ratio of the Company's debt to EBITDA. The applicable margin as of the closing was 2% over LIBOR, or


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 .75% over the Prime Rate or Federal Funds Rate.

         Commenting on the restatement of the credit facility, MTR Gaming Group President and CEO, Edson R. (Ted) Arneault, said, "We are obviously pleased to continue developing our relationship with Wells Fargo Bank and PNC Bank as well as to form new relationships with the other members of the syndicate. By eliminating the amortization payments ($6 million per year prior to the Restated Facility), the loan package will enable us to accelerate our expansion at Mountaineer, provide incentives in the form of reduced rates and fees as we reduce our leverage ratio, and allow us to continue to grow our business." Virginia Christenson, Vice President of Wells Fargo Bank, added, "We have been continually impressed by the Company's accomplishments, value our relationship with MTR, and welcome this opportunity to expand that relationship."

      MTR Gaming Group, Inc., a West Virginia based corporation, through subsidiaries, owns and operates the Mountaineer Racetrack & Gaming Resort in Chester, West Virginia, the Ramada Inn and Speedway Casino in North Las Vegas, and the Ramada Inn and Speakeasy Casino in Reno, Nevada. The Mountaineer complex currently encompasses a thoroughbred racetrack, including off track betting and export simulcasting, 1,859 video lottery terminals, a 101-room hotel, golf course, fine dining and entertainment, the Speakeasy Gaming Saloon, and The Harv.

         EXCEPT FOR HISTORICAL INFORMATION, THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS CONCERNING, AMONG OTHER THINGS, INTEREST RATES, FUTURE PLANS AND OPERATING RESULTS. SUCH STATEMENTS ARE BASED ON THE COMPANY'S CURRENT PLANS AND EXPECTATIONS. ACTUAL RESULTS COULD DIFFER MATERIALLY BASED UPON A NUMBER OF FACTORS, INCLUDING BUT NOT LIMITED TO THE COMPANY'S ABILITY TO ACHIEVE AND MAINTAIN CERTAIN DEBT TO EBITDA RATIOS, FLUCTUATIONS IN THE CREDIT MARKETS, WEATHER CONDITIONS, ADVERSE CHANGES IN WEST VIRGINIA VIDEO LOTTERY LAWS OR THE RATES OF TAXATION OF VIDEO LOTTERY OPERATIONS, LEGALIZATION OF NEW FORMS OF GAMING BY NEIGHBORING STATES, WHICH WOULD LEAD TO INCREASED COMPETITION, COMPETITION, GENERAL ECONOMIC CONDITIONS AFFECTING THE RESORT BUSINESS, DEPENDENCE UPON KEY PERSONNEL, MARKET ACCEPTANCE OF THE COMPANY'S NEVADA PROPERTIES,MAINTAINING THE "GRANDFATHERED" STATUS OF THE NEVADA PROPERTIES, TIMELY INSTALLATION OF COIN DROP SLOTS, CONSTRUCTION DELAYS, AND OTHER FACTORS DESCRIBED IN THE COMPANY'S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.